Exhibit 99.1

Date	September 9, 2022
Contacts	Investors: ir@eose.com Media: media@eose.com

Eos Energy Enterprises Appoints Jeff Bornstein to Board of Directors
Bornstein brings over three decades of executive leadership experience, with significant focus on clean energy and global scale.

EDISON, N.J.— Eos Energy Enterprises, Inc. (NASDAQ: EOSE) (“Eos”), a leading provider of safe, scalable, efficient, and sustainable zinc-powered energy storage systems, today announced that Jeff Bornstein, former Chief Financial Officer and Vice Chairman of GE and Managing Partner at Generation Capital Partners and Whipstick Ventures has joined the Eos Board of Directors as of September 7, 2022.

Bornstein is a longtime Eos champion and investor in Eos since 2019. Bornstein brings extensive experience advising clean energy companies through significant growth periods. In his 28 years at GE, Bornstein was instrumental in General Electric’s effort to focus on its industrial core and mentored professionals that lead GE today.

“It is an exciting time to welcome Jeff to the Eos Board. He joins Eos as we support America’s ambitious plan for a clean energy future,” said Russ Stidolph, Chairman of Eos. “Jeff is a tremendous asset to Eos, as we continue to innovate and scale in a rapidly expanding market both domestically and globally.”

Bornstein also held senior leadership positions at GE Aircraft Engines, GE Plastics and GE Capital. As a partner and investor with numerous firms in the battery, climate tech and energy transition industries, he brings a wealth of knowledge and insights to support Eos as they look to expand operations and capitalize on emerging opportunities.

“Eos’ mission to accelerate the transition to clean energy is more important than ever,” Bornstein said. “It’s an honor to be named to the Board as the organization takes part in the rebirth of American manufacturing by building products that can enhance and fortify the 21st century energy grid.”

About Eos

Eos Energy Enterprises, Inc. is accelerating the shift to clean energy with positively ingenious solutions that transform how the world stores power. Our breakthrough Znyth™ aqueous zinc battery was designed to overcome the limitations of conventional lithium-ion technology. Safe, scalable, efficient, sustainable—and manufactured in the U.S—it's the core of our innovative systems that today provide utility, industrial, commercial, and residential customers with a proven, reliable energy storage alternative. Eos was founded in 2008 and is headquartered in Edison, New Jersey. For more information about Eos (NASDAQ: EOSE), visit eose.com.

Forward-Looking Statements

This press release includes certain statements that may constitute "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intends," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: changes adversely affecting the business in which we are engaged; our ability to forecast trends accurately; our ability to generate cash, service indebtedness and incur additional indebtedness; our ability to secure financing to continue expansion; our ability to develop efficient manufacturing processes to scale and to forecast related costs and efficiencies accurately, and to secure labor; fluctuations in our revenue and operating results; competition from existing or new competitors; the failure to convert firm order backlog to revenue; risks associated with security breaches in our information technology systems; risks related to legal proceedings or claims; risks associated with changes in federal, state, or local laws; risks associated with potential costs of regulatory compliance; risks associated with changes to U.S. trade policies; risks resulting from the impact of global pandemics, including the novel coronavirus, Covid-19; and risks related to adverse changes in general economic conditions. The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in Eos’s most recent filings with the Securities and Exchange Commission, including Eos’s most recent Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Eos makes with the Securities and Exchange Commission from time to time. Moreover, Eos operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, Eos assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

2	September 9, 2022